Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Atlanticus Holdings Corporation

Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-159456), and Form S-8 (No. 333-150988-99, 333-117960-99 and 333-117959-99) of Atlanticus Holdings Corporation of our report dated February 25, 2013, relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K.

/s/ BDO USA, LLP

Atlanta, Georgia

February 25, 2013